SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 12, 2011

JINZANGHUANG TIBET PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53254	26-2443288
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Harborside Financial Center, 2500 Plaza V, Jersey City, NJ 07303
(Address of principal executive offices) (Zip Code)

201-882-3332
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 12, 2011 Xue Bangyi, the Chief Executive Officer of the Company, pursuant to authority granted by the Board of Directors, concluded that the Company’s financial statements for the year ended June 30, 2010 as included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010, should no longer be relied upon.  The reasons for his conclusion were:

•
The shareholders’ equity contributed to the Company as a result of the consolidation of the variable interest entity, Leling Jinzanghuang, with the Company had been classified as a contribution from a non-controlling interest, but should have been classified as a capital contribution.

•	A contract deposit had been classified as a current asset, but should have been classified as a long-term asset based on the life of the underlying agreement.

Mr. Xue discussed this matter with Paritz & Company, P.A., which was the Company’s independent registered public accountant for the year ended June 30, 2010.    After those discussions, the Company included a restatement of its financial statements for the year ended June 30, 2010 in its Annual Report on Form 10-K for the year ended June 30, 2011.

The effect of the restatement on the balance sheet as of June 30, 2010 is shown in the table below.

	As Originally Reported	As Restated
Contract deposit - current portion	$ 132,570	$ 14,730
Total current assets	750,309	632,469
Contract deposit - non-current	--	117,840
Additional paid-in capital	568,077	1,264,427
Accumulated other comprehensive income	3,556	6,842
Total shareholders’ equity of the Company	484,013	1,183,649
Non-controlling interest	763,607	63,971

The effect of the restatement on the statement of cash flows for the year ended June 30, 2010 is shown in the table below.

	As Originally Reported	As Restated
Financing activities:
Contribution from VIE	$733,000	$36,650
Capital contribution	75,380	771,730

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINZANGHUANG TIBET PHARMACEUTICALS, INC.

Dated: November 17, 2011	By:/s/ Xue Bangyi
Xue Bangyi
Chief Executive Officer